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                                                                    EXHIBIT 4.11


                             OMNIBUS AMENDMENT NO. 3

                                       TO

                               SECURITY DOCUMENTS

         OMNIBUS AMENDMENT NO. 3 TO SECURITY DOCUMENTS (this "Amendment") dated as of February 11, 1999, by and among NATIONSRENT, INC. (the "Parent"), a Delaware corporation and its Subsidiaries (collectively with the Parent, the "Borrowers" and each a "Borrower"), and BANKBOSTON, N.A., as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Third Amended and Restated Credit Agreement (as defined below).

         WHEREAS, the Parent, the Borrowers and the Administrative Agent are parties to that certain Security Agreement dated as of March 18, 1998 (as supplemented prior to the date hereof and as otherwise amended, modified or supplemented and in effect from time to time, the "Security Agreement");

         WHEREAS, the Parent and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as supplemented prior to the date hereof and as otherwise amended, modified or supplemented and in effect from time to time, the "Parent Stock Pledge Agreement");

         WHEREAS, NationsRent of West Virginia, Inc. ("NR-WV") and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as amended, modified or supplemented and in effect from time to time, the "NR-WV Stock Pledge Agreement");

         WHEREAS, Gabriel Trailer Manufacturing Company ("Gabriel") and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as amended, modified or supplemented and in effect from time to time, the "Gabriel Stock Pledge Agreement";

         WHEREAS, NationsRent of Tennessee, Inc. ("NR-T") and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of October 2, 1998 (as amended, modified or supplemented and in effect from time to time, the "NR-T Stock Pledge Agreement");

         WHEREAS, the Borrowers and the Administrative Agent are parties to that certain Omnibus Amendment to Security Documents dated as of June 29, 1998 and that certain Omnibus Amendment No. 2 to Security Documents dated as of September 24, 1998;

         WHEREAS, the Borrowers, BankBoston, N.A. and certain lending institutions (collectively the "Lenders"), BankBoston, N.A. as Administrative


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Agent for the Lenders, LaSalle National Bank as documentation agent for the
Lenders, and Fleet Bank, N.A. as co-agent and NationsBank, N.A. as co-agent entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 24, 1998, as amended by the Amendment No. 1 and Consent to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 9, 1998, among the Borrowers, the Lenders and the other parties named therein, as further amended by the Second Amendment, dated as of November 2, 1998, among the Borrowers, the Lenders and the other parties named therein, as further amended by the Confirmatory Amendment No. 3, dated as of November 4, 1998, by the Administrative Agent (as amended, modified or supplemented and in effect as of the date hereof, the "Prior Credit Agreement").

         WHEREAS, the Borrowers, the Administrative Agent, the Lenders and certain other parties thereto have agreed to enter into an amendment and restatement of the Prior Credit Agreement (the "Third Amended and Restated Credit Agreement") dated as of the date hereof pursuant to which, among other things, the Lenders have agreed to extend loans to the Borrowers;

         WHEREAS, the effectiveness of the Third Amended and Restated Credit Agreement is conditioned upon, among other things, the Borrowers and the Administrative Agent amending certain provisions of the Security Agreement and reaffirming the continued effectiveness of the Security Agreement;

         WHEREAS, the effectiveness of the Third Amended and Restated Credit Agreement is further conditioned upon, among other things, the Borrowers and the Administrative Agent amending certain provisions of the Parent Stock Pledge Agreement and reaffirming the continued effectiveness of the Parent Stock Pledge Agreement;

         WHEREAS, the effectiveness of the Third Amended and Restated Credit Agreement is further conditioned upon, among other things, NR-WV and the Administrative Agent amending certain provisions of the NR-WV Stock Pledge Agreement and reaffirming the continued effectiveness of the NR-WV Stock Pledge Agreement;

         WHEREAS, the effectiveness of the Third Amended and Restated Credit Agreement is further conditioned upon, among other things, Gabriel and the Administrative Agent amending certain provisions of the Gabriel Stock Pledge Agreement and reaffirming the continued effectiveness of the Gabriel Stock Pledge Agreement;

         WHEREAS, the effectiveness of the Third Amended and Restated Credit Agreement is further conditioned upon, among other things, NR-T and the Administrative Agent amending certain provisions of the NR-T Stock Pledge Agreement and reaffirming the continued effectiveness of the NR-T Stock Pledge Agreement;

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         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO THE SECURITY DOCUMENTS. The Security Documents (as defined in the Third Amended and Restated Credit Agreement) are amended to provide the following:

         1.1. For each of the Security Documents, any and all references to the "Credit Agreement" shall be deemed to be references to the Third Amended and Restated Credit Agreement. Each of the Security Documents are hereby further amended mutatis mutandis as appropriate to reflect the fact that the Prior Credit Agreement has been amended and restated as the Third Amended and Restated Credit Agreement.

         1.2. For each of the Security Documents, any and all references to the "Agent" and the "Administrative Agent" shall be deemed to be references to the "Administrative Agent", as defined in the Third Amended and Restated Credit Agreement.

         1.3. With respect to each of the Security Documents, any and all references to the "Lenders" and the "Banks" shall be deemed to be references to "Lenders", as defined in the Third Amended and Restated Credit Agreement.

         1.4. For each of the Security Documents, any and all references to the words "Revolving Credit Notes" shall be deemed to be references to the word "Notes", as defined in the Third Amended and Restated Credit Agreement.

         1.5. With respect to the Security Agreement, (i) delete the phrase "Commonwealth of Massachusetts" wherever it appears in the Security Agreement and insert the phrase "State of New York" in lieu thereof, (ii) any and all of the references to the Uniform Commercial Code in the Security Agreement shall be deemed to be references to the Uniform Commercial Code of the State of New York, and (iii) in Section 21 of the Security Agreement, insert the phrase "EACH OF THE ADMINISTRATIVE AGENT AND" at the beginning of the first sentence of such
Section 21.

         1.6. With respect to each of the Parent Stock Pledge Agreement, the NR-WV Stock Pledge Agreement, the Gabriel Stock Pledge Agreement and the NR-T Stock Pledge Agreement, (i) delete the phrase "Commonwealth of Massachusetts" wherever it appears in such Stock Pledge Agreement and insert the phrase "State of New York" in lieu thereof, (ii) delete the phrase "Massachusetts Uniform Commercial Code" wherever it appears in such Stock Pledge Agreement and insert the phrase "New York Uniform

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Commercial Code" in lieu thereof, (iii) any and all of the references to the
Uniform Commercial Code in such Stock Pledge Agreement shall be deemed to be references to the Uniform Commercial Code of the State of New York, and (iv) in
Section 18 of each Stock Pledge Agreement, insert the phrase "EACH OF THE ADMINISTRATIVE AGENT AND" at the beginning of the first sentence of such Section 18 in each Stock Pledge Agreement.

         2. CONFIRMATION OF SECURITY DOCUMENTS. Each of the Borrowers hereby ratifies and confirms the Security Documents (as amended hereby) to which it is a party and the pledges and security interests created thereby. Each of the Borrowers hereby further ratifies and confirms that each of the Security Documents (as amended hereby) to which it is a party and the pledges and security interests created thereby secure the Obligations of the Borrowers under the Third Amended and Restated Credit Agreement, the Security Documents (as amended hereby) and the Notes.

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless and until the Administrative Agent receives counterparts of this Amendment and each of the conditions set forth in ss.10 of the Third Amended and Restated Credit Agreement have been met.

         4. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that (a) each and every one of the representations and warranties made by each Borrower to the Administrative Agent and the Lenders in ss.6 or elsewhere in the Third Amended and Restated Credit Agreement or in the other Loan Documents are true and correct in all material respects; (b) each of the Borrowers has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in ss.ss.7, 8 and 9 or elsewhere in the Prior Credit Agreement or the other Loan Documents (as defined in the Prior Credit Agreement); and (c) no event has occurred or is continuing and no condition exists which constitutes a Default or Event of Default.

         5. RATIFICATION, ETC. Except as expressly amended by this Amendment, the Security Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Security Documents (as amended hereby) and the perfected first priority security interests of the Administrative Agent on behalf of the Lenders thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment.

         6. MISCELLANEOUS. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of any Borrower or any rights of the Administrative Agent or any of the Lenders consequent thereon. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Section headings in


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this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose. This Amendment shall, pursuant to New York General Obligations Law ss.5-1401, be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws).

         7. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT AND EACH OF THE SECURITY DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW ss.5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWERS CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AMENDMENT OR ANY OF THE OTHER SECURITY DOCUMENTS MAY BE BROUGHT IN THE COURTS O THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN ss.20 OF THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.





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                  IN WITNESS WHEREOF, the Borrowers and the Administrative Agent
have duly executed this Amendment as a sealed instrument as of the date first above written.


                                BANKBOSTON, N.A.,
                                   as Administrative Agent


                                By: /s/
                                   -----------------------------------
                                      Timothy M. Laurion, Director


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                                 THE BORROWERS:

                                 NATIONSRENT, INC.
                                 A TO Z RENTS IT, INC.
                                 A TO Z RENTS IT, INC. #2
                                 A-ACTION RENTAL, INC.
                                 ACME RENTAL, INC.
                                 ADVANCED CONSTRUCTION EQUIPMENT, INC.
                                 CENTRAL ALABAMA RENTAL CENTER, INC.
                                 GABRIEL TRAILER MANUFACTURING COMPANY, INC.
                                 GOLD COAST AERIAL LIFT, INC.
                                 HIGH REACH COMPANY, INC.
                                 THE J. KELLY CO., INC.
                                 LOGAN EQUIPMENT CORP.
                                 NATIONSRENT AWP COMPANY
                                 NATIONSRENT NORTHEAST, INC.
                                 NATIONSRENT OF ALABAMA, INC.
                                 NATIONSRENT OF CALIFORNIA, INC.
                                 NATIONSRENT OF FLORIDA, INC.
                                 NATIONSRENT OF GEORGIA, INC.
                                 NATIONSRENT OF INDIANA, INC.
                                 NATIONSRENT OF KENTUCKY, INC.
                                 NATIONSRENT OF LOUISIANA, INC.
                                 NATIONSRENT OF MICHIGAN, INC.
                                 NATIONSRENT OF OHIO, INC.
                                 NATIONSRENT OF TENNESSEE, INC.
                                 TENNESSEE TOOL AND SUPPLY, INC.
                                 NATIONSRENT OF TEXAS, INC.
                                 NATIONSRENT OF WEST VIRGINIA, INC.
                                 TITAN RENTALS, INC.
                                 RAYMOND EQUIPMENT CO.
                                 SAM'S EQUIPMENT RENTAL, INC.
                                 SOUTHEAST RENTAL & LEASING, INC.




                                 By: /s/
                                    ----------------------------------------
                                    Name:
                                    Title:

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